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                                                                    EXHIBIT 3.02

BCS/CD-515 (Rev. 12/03)

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS

(Please read information and instructions on the last page)

1. The present name of the corporation is:

2. The identification number assigned by the Bureau is:

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

3. Article __________________ of the Articles of Incorporation is hereby amended to read as follows:

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received (FOR BUREAU USE ONLY)
This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
Address
City State ZIP Code
EFFECTIVE DATE:
DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE.

IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE. - -

Christopher C. Maseo, Esquire, Miro Weiner & Kramer
38500 Woodward Avenue, Suite 100
Bloomfield Hills, Michigan 48304
Nematron Corporation
333652
I

ARTICLE I

The name of the corporation is Sandston Corporation.

Article III of the Articles of Incorporation is hereby amended and restated to read in its entirety as set forth on Exhibit A attached hereto and made a part hereof.

BCS/CD-515 (Rev. 12/03)
COMPLETE ONLY ONE OF THE FOLLOWING:

4. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the _____________ day of _______________ , __________ , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this __________ day of _____________________ , _____________
(Signature) (Signature)
(Type or Print Name) (Type or Print Name)
(Signature) (Signature)


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(Type or Print Name) (Type or Print Name)

5. (FOR PROFIT AND NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the __________________ day of _____________________ , __________ , by the
shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following) at a meeting the necessary votes were cast in favor of the amendment.

by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation. by consents given by electronic transmission in accordance with Section 407(3) if a profit corporation. by the board of a profit corporation pursuant to section 611(2).

Profit Corporations and Professional Service Corporations

Signed this _____ day of _____________ , ________
By ______________________________________________

_________________________________________________
(Signature of an authorized officer or agent)
(Type or Print Name)
Signed this _____ day of ____________ , ________
By _____________________________________________

________________________________________________
(Signature President, Vice-President, Chairperson or Vice-Chairperson) (Type or Print Name)

Nonprofit Corporations
13th
January 2004
4
29th March 2004
John Dunlap
BCS/CD-515 (Rev. 12/03)

6. (FOR A NONPROFIT CORPORATION WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A DIRECTORSHIP BASIS.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the ____________ day of ____________________ , ______________ by the directors of a nonprofit corporation whose articles of incorporation state it is organized on a directorship basis (check one of the following) at a meeting the necessary votes were cast in favor of the amendment by written consent of all directors pursuant to Section 525 of the Act.

Signed this ______________ day of __________________________ , ___________
By _______________________________________________________________________

__________________________________________________________________________
(Signature of President, Vice-President, Chairperson or Vice-Chairperson) (Type or Print Name) (Type or Print Title)
BCS/CD-515 (Rev. 12/03)
Name of person or organization remitting fees: Preparer's name and business telephone number:

INFORMATION AND INSTRUCTIONS

This form may be used to draft your Certificate of Amendment to the Articles of Incorporation. A document required or permitted to be filed under the act cannot be filed unless it contains the minimum information required by the act. The format provided contains only the minimal information required to make the document fileable and may not meet your needs. This is a legal document and agency staff cannot provide legal advice.

Submit one original of this document. Upon filing, the document will be added to the records of the Bureau of Commercial Services. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.


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Since the document will be maintained on electronic format, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected. This Certificate is to be used pursuant to the provisions of section 631 of Act 284, P.A. of 1972, or Act 162, P.A. of 1982, for the purpose of amending the Articles of Incorporation of a domestic profit corporation or nonprofit corporation. Do not use this form for restated articles.

Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank. Item 3 - The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

For nonprofit charitable corporations, if an amendment changes the term of existence to other than perpetual, Attorney General Consent should be obtained at the time of dissolution. Contact Michigan Attorney General, Consumer Protection and Charitable Trust Division at (517) 373-1152.

This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

SIGNATURES:

PROFIT CORPORATIONS: (Complete either Item 4 or Item 5)

1) Item 4 must be signed by at least a majority of the Incorporators listed in the Articles of Incorporation.

2) Item 5 must be signed by an authorized officer or agent of the corporation.

NONPROFIT CORPORATIONS: (Complete either Item 4, Item 5 or Item 6)

1) Item 4 must be signed by all of the incorporators listed in the Article of Incorporation.

2) Item 5 or 6 must be signed by either the president, vice-president, chairperson or vice-chairperson. NONREFUNDABLE FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order

.......................................................................... $10.00
ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:
each additional 20,000 authorized shares or portion thereon.....................
maximum fee per filing for first 10,000,000 authorized shares...................
each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares.....................................................
maximum fee per filing for authorized shares in excess of 10,000,000 shares.....
1.
2.
3.
4.
5.
6.
7.
8.
9.

To submit by mail:

Michigan Department of Labor & Economic Growth
Bureau of Commercial Services - Corporation Division
7150 Harris Drive
P.O. Box 30054
Lansing, MI 48909
To submit in person:
2501 Woodlake Circle
Okemos, MI
Telephone: (517) 241-6470
Fees may be paid by VISA or Mastercard when delivered in person to our office.
MICH-ELF (Michigan Electronic Filing System):
First Time Users: Call (517) 241-6420, or visit our website at http://www.michigan.gov/corporations
Customer with MICH-ELF Filer Account: Send document to (517) 241-9845
The Department of Labor & Economic Growth will not discriminate against any individual or group because of race, sex, religion, age, national origin, color, marital status, disability or political beliefs. If you need help with reading, writing, hearing, etc., under the Americans with Disabilities Act, you may make your needs known to this agency.
$ 200,000.00
$ 30.00
$ 5,000.00
$ 30.00

Christopher C. Maeso, Esquire Christopher C. Maeso, Esquire
(248) 258-1221


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                                    EXHIBIT A

I.       CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                              NEMATRON CORPORATION

ARTICLE III

      The total authorized capital stock is:

      1.    Common Stock: 30,000,000 shares

            2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

      Subject to the preferences accorded the holders of any other class of stock pursuant to these Articles of Incorporation or action of the Board of Directors taken with respect to such preferences, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the corporation from time to time and, in the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock will be entitled to receive pro rata all of the remaining assets of the corporation available for distribution. Each issued and outstanding share of Common Stock is entitled to one vote.

      No holder of any shares of any class of stock of this corporation shall have any preemptive or preferential right to subscribe for, or to purchase, any part of a new or additional issue of stock or any other reacquired shares of stock of any class whatsoever or of any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.

      Effective at 9:00 a.m., Detroit, Michigan time on the date of filing of this Certificate of Amendment with the Michigan Department of Labor & Economic Growth Bureau of Commercial Services, every five outstanding shares of the corporation's Common Stock will be combined into and automatically become one share of outstanding share of the corporation's Common Stock. The corporation will not issue fractional shares on account of the foregoing reverse stock split; all shares that are held by a shareholder as of the effective date hereof shall be aggregated and each fractional share resulting from the reverse stock split after giving effect to such aggregation shall be cancelled.

      In lieu of any interest in a fractional share to which a shareholder would otherwise be entitled as a result of such reverse stock split, such shareholder will be paid a cash amount for such fractional shares equal to the product obtained by multiplying (a) the fraction to which the shareholder would otherwise be entitled by (b) the per share closing price of the corporation's Common Stock on the day immediately prior to the effective time of the reverse stock split, as such price is reported on the Over The Counter Bulletin Board.